UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 15, 2018

MVB Financial Corp.
(Exact name of registrant as specified in its charter)

West Virginia	000-50567	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Virginia Avenue, Fairmont, WV	26554-2777
(Address of principal executive offices)	(Zip Code)

(304) 363-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 15, 2018, MVB Financial Corp. (MVB Financial or the Company), held its 20th Annual Meeting of Shareholders.

The Proxy Committee certified that 6,568,952 or 62.33% of the 10,538,627 outstanding voting shares of MVB Financial were represented in person or by proxy and that, in accordance with the Bylaws, a quorum was present.

The results of the proxy voting rounded to the nearest number of whole shares are as follows:

Proposal 1: "To elect three directors for a three-year term."

The following votes were cast in the proposal regarding Director Nominees:

Directors	For	Withheld	Non-Votes
David B. Alvarez	4,204,317	186,751	2,177,884
John W. Ebert	4,231,848	159,220	2,177,884
Dr. Kelly R. Nelson	4,193,571	197,497	2,177,884
Daniel W. Holt	4,236,332	154,736	2,177,884

Proposal 2: "To approve a non-binding advisory proposal on the compensation of the Named Executive Officers."

The following votes were cast:

For	Against	Abstain	Non-Votes
4,145,643	82,380	163,045	2,177,884

Proposal 3: "To ratify the appointment of Dixon Hughes Goodman LLP as the independent registered accounting firm for MVB for the fiscal year ending December 31, 2018."

The following votes were cast:

For	Against	Abstain	Non-Votes
6,550,025	8,398	10,529	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.
By	/s/ Larry F. Mazza
Larry F. Mazza President and Chief Executive Officer
Date:  May 16, 2018